Exhibit 5.2
Confidential To: — Credit Suisse AG Paradeplatz 8 P.O. Box 8070 Zurich Switzerland	Homburger AG Prime Tower Hardstrasse 201 CH–8005 Zurich T +41 43 222 10 00 F +41 43 222 15 00 lawyers@homburger.ch
Zurich, August 9, 2021

Credit Suisse AG, acting through its New York Branch
U.S. Medium-Term Note Program under the Credit Suisse Group AG and Credit Suisse AG
U.S. Shelf / $1,400,000,000 aggregate principal amount of 0.520% Senior Notes due 2023, $1,750,000,000 aggregate principal amount of 1.250% Senior Notes due 2026 and $600,000,000 aggregate principal amount of Floating Rate Senior Notes due 2023

Ladies and Gentlemen

We, Homburger AG, have acted as special Swiss counsel to Credit Suisse AG (Credit Suisse), a Swiss bank, in connection with the issuance by Credit Suisse, acting through its New York Branch (the Issuing Branch), of (i) $1,400,000,000 aggregate principal amount of 0.520% Senior Notes due 2023 (the 2023 Fixed Rate Notes, which expression, unless the context otherwise requires, includes the 2023 Fixed Rate Global Notes (as defined below)), (ii) $1,750,000,000 aggregate principal amount of 1.250% Senior Notes due 2026 (the 2026 Fixed Rate Notes, which expression, unless the context otherwise requires, includes the 2026 Fixed Rate Global Notes (as defined below)), and (iii) $600,000,000 aggregate principal amount of Floating Rate Senior Notes due 2023 (the Floating Rate Notes, which expression, unless the context otherwise requires, includes the Floating Rate Global Notes (as defined below), and, together with the 2023 Fixed Rate Notes and the 2026 Fixed Rate Notes, the Notes) under the Senior Indenture dated as of March 29, 2007 (the Base Indenture), between Credit Suisse and The Bank of New York Mellon, as trustee (in such capacity, the Trustee), as supplemented by the Second Supplemental Indenture dated as of March 25, 2009 (the Second Supplemental Indenture), and the Third Supplemental Indenture dated as of September 9, 2020 (the Third Supplemental Indenture and, together with the Second Supplemental Indenture and the Base Indenture, the Indenture), in each case, between Credit Suisse and the Trustee. As such special Swiss counsel, we have been requested to give our opinion as to certain matters of Swiss law relating to the Notes.

Homburger

I.	Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. In the absence of explicit statutory law, we base our opinion solely on our independent professional judgment. This opinion is also confined to the matters stated herein and the Documents (as defined below), and is not to be read as extending, by implication or otherwise, to any agreement or other document referred to in any of the Documents (including, in the case of the Prospectus (as defined below), any document incorporated by reference therein or exhibited thereto) or any other matter.

For purposes of this opinion, we have not conducted any due diligence or similar investigation as to factual circumstances that are or may be referred to in the Documents, and we express no opinion as to the accuracy of representations and warranties of facts set out in the Documents or the factual background assumed therein.

For purposes of this opinion, we have only reviewed the following documents (collectively, the Documents):

(i)	an electronic copy of the executed Distribution Agreement dated May 7, 2007, between Credit Suisse Securities (USA) LLC, as distributor, and Credit Suisse (the Distribution Agreement);

(ii)	an electronic copy of the executed Base Indenture;

(iii)	an electronic copy of the executed Second Supplemental Indenture;

(iv)	an electronic copy of the executed Third Supplemental Indenture;

(v)	an electronic copy of the executed Terms Agreement with respect to the Notes dated August 2, 2021, between Credit Suisse Securities (USA) LLC, as distributor, and the several underwriters named therein, on the one hand, and Credit Suisse, acting through the Issuing Branch, on the other hand (the Terms Agreement and, together with the Distribution Agreement and the Indenture, the Transaction Agreements);

(vi)	an electronic copy of the executed (i) three global notes representing the 2023 Fixed Rate Notes (the 2023 Fixed Rate Global Notes), (ii) four global notes representing the 2026 Fixed Rate Notes (the 2026 Fixed Rate Global Notes), and (iii) two global notes representing the Floating Rate Notes (the Floating Rate Global Notes and, together with the 2023 Fixed Rate Global Notes and the 2026 Fixed Rate Global Notes, the Global Notes);

(vii)	an electronic copy of the prospectus dated June 18, 2020 (the Base Prospectus);

(viii)	an electronic copy of the prospectus supplement to the Base Prospectus dated June 18, 2020 (the Prospectus Supplement);

(ix)	an electronic copy of the pricing supplement to the Prospectus Supplement dated August 2, 2021 (together with the Base Prospectus and the Prospectus Supplement, the Prospectus);

Homburger

(x)	an electronic copy of the Officer's Certificate dated June 18, 2020, issued by Credit Suisse pursuant to Sections 2.02, 10.03 and 10.04 of the Indenture;

(xi)	a certified excerpt from the Commercial Register of the Canton of Zurich for Credit Suisse, dated June 30, 2021 (the Excerpt);

(xii)	a copy of the articles of association (Statuten) of Credit Suisse in their version as of (A) April 19, 2006 (the 2006 Articles), (B) August 26, 2008 (the 2008 Articles), and (C) September 4, 2014 (the 2014 Articles);

(xiii)	an electronic copy of (A) the Organizational Guidelines and Regulations of Credit Suisse, valid as of January 1, 2006 (the 2006 Regulations), and (B) the Organizational Guidelines and Regulations of Credit Suisse Group AG and Credit Suisse, valid as of (v) March 24, 2009 (the 2009 Regulations), (w) April 25, 2019 (the April 2019 Regulations), (x) December 5, 2019 (the December 2019 Regulations), (y) August 20, 2020 (the 2020 Regulations), and (z) April 1, 2021 (the 2021 Regulations);

(xiv)	an electronic copy of (A) the GP-00200 Global Policy Funding Authority within Credit Suisse Group and Credit Suisse effective as of (x) January 1, 2007 (the 2007 Funding Authority), and (y) December 17, 2008 (the 2008 Funding Authority), and (B) the Global Policy (GP-00200) Funding Authority for Third Party transactions effective as of (x) June 4, 2019 (the 2019 Funding Authority), and (y) June 4, 2021 (the 2021 Funding Authority);

(xv)	an electronic copy of (A) the memorandum of the Chief Financial Officer of Credit Suisse and Credit Suisse Group AG to the members of the Board of Directors of Credit Suisse and Credit Suisse Group AG, dated February 14, 2007 (the February 2007 CFO Approval), (B) the certificate of R. Fassbind, as Chief Financial Officer of Credit Suisse (CFO), dated May 2, 2007 (the May 2007 CFO Approval), (C) the certificate of R. Fassbind, as CFO, dated March 12, 2009 (the 2009 CFO Approval), and (D) the certificate of D. Mathers, as CFO, dated May 12, 2020 (the 2020 CFO Approval and, together with the February 2007 CFO Approval, the May 2007 CFO Approval and the 2009 CFO Approval, the CFO Approvals);

(xvi)	an electronic copy of (A) the power of attorney dated March 26, 2007, issued by R. Fassbind, as CFO, and R. Enderli, as Treasurer of Credit Suisse (Treasurer) (the March 2007 Power of Attorney), (B) the power of attorney dated May 2, 2007, issued by R. Fassbind, as CFO, and R. Enderli, as Treasurer (the May 2007 Power of Attorney), (C) the power of attorney dated March 20, 2008, issued by R. Fassbind, as CFO, and R. Enderli, as Treasurer (the 2008 Power of Attorney), (D) the power of attorney dated July 19, 2019, issued by D. Mathers, as CFO, and D. Wong, as Treasurer (the 2019 Power of Attorney), and (E) the power of attorney dated January 8, 2021, issued by D. Mathers, as CFO, and G.M. Martino, as Treasurer (the 2021 Power of Attorney);

(xvii)	an electronic copy of the email dated August 3, 2021, from P.V. Doshi to G.M. Martino, as Treasurer, with a copy to T. Wenke, J.K. Beaudry, J. Granados and H. Schmid Obrist, and the reply email dated August 3, 2021, from G.M. Martino, as Treasurer, to P.V. Doshi, with a copy to T. Wenke, J.K. Beaudry, J. Granados and H. Schmid Obrist, regarding the approval of the Notes by the Treasurer (together with the CFO Approvals, the Approvals);

(xviii)	an electronic copy of the Secretary's Certificate dated August 9, 2021 (including the exhibits thereto, the Secretary's Certificate), executed by two Corporate Secretaries of Credit Suisse; and

(xix)	an email confirmation from J. K. Beaudry dated August 9, 2021 (the Confirmation).

Homburger

No documents have been reviewed by us in connection with this opinion other than the Documents. Accordingly, we shall limit our opinion to the Documents and their legal implications under Swiss law.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. With respect to Documents governed by laws other than the laws of Switzerland, for purposes of this opinion, we have relied on the plain meaning of the words and expressions contained therein without regard to any import they may have under the relevant governing law.

II.	Assumptions

In rendering the opinion below, we have assumed the following:

(a)	all documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, fax and electronic copies) conform to the original;

(b)	all documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, by the individuals purported to have executed or certified, as the case may be, such documents, and any electronic signatures of Credit Suisse (whether or not acting through the Issuing Branch) on any such document have been affixed thereto by the individual to whom such electronic signature belongs and such individual has saved and submitted such document as so electronically signed in such a manner so as to prevent removal or other alteration of such signature;

(c)	except as expressly opined upon herein, all information contained in the Documents is, and all material statements made to us in connection with the Documents are, true and accurate, including, without limitation, the statements set forth in:

(i)	the Confirmation as to the following facts:

(A)	the Notes constitute (i) senior notes issued pursuant to funding/treasury transactions within the meaning of the 2021 Funding Authority and (ii) medium-term notes within the meaning of the 2020 CFO Approval; and

(B)	T. Harrop and P.V. Doshi were employees of Credit Suisse or one of its affiliates at the time such persons executed the Global Notes and the Terms Agreement, as applicable; and

(ii)	the Secretary's Certificate, including as to the following facts:

(A)	the 2014 Articles continue in full force and effect and have not been amended;

(B)	the 2008 Articles were in full force and effect and had not been amended as of the date of the Second Supplemental Indenture;

(C)	the 2006 Articles were in full force and effect and had not been amended as of the dates of the Base Indenture and the Distribution Agreement;

Homburger

(D)	the 2021 Regulations continue in full force and effect and have not been amended;

(E)	the 2020 Regulations were in full force and effect and had not been amended as of the dates of the Third Supplemental Indenture and the 2021 Power of Attorney;

(F)	the December 2019 Regulations were in full force and effect and had not been amended as of the date of the 2020 CFO Approval;

(G)	the April 2019 Regulations were in full force and effect as of the dates of the 2019 Funding Authority and the 2019 Power of Attorney;

(H)	the 2009 Regulations were in full force and effect and had not been amended as of the date of the Second Supplemental Indenture;

(I)	the 2006 Regulations were in full force and effect had not been amended as of the dates of the Base Indenture, the Distribution Agreement, the 2007 Funding Authority, the 2008 Funding Authority, the February 2007 CFO Approval, the March 2007 Power of Attorney, the May 2007 Power of Attorney, the May 2007 CFO Approval, the 2008 Power of Attorney, and the 2009 CFO Approval;

(J)	the 2021 Funding Authority, the Approvals and the 2021 Power of Attorney continue in full force and effect and have not been amended;

(K)	the 2019 Funding Authority was in full force and effect and had not been amended as of the dates of the Third Supplemental Indenture, the 2020 CFO Approval, the 2021 Power of Attorney and the 2019 Power of Attorney;

(L)	the 2008 Funding Authority was in full force and effect and had not been amended as of the dates of the Second Supplemental Indenture and the 2009 CFO Approval;

(M)	the 2007 Funding Authority was in full force and effect and had not been amended as of the dates of the Base Indenture, the Distribution Agreement, the February 2007 CFO Approval, the March 2007 Power of Attorney, the May 2007 Power of Attorney, the May 2007 CFO Approval and the 2008 Power of Attorney;

(N)	the 2019 Power of Attorney was in full force and effect and had not been amended as of the date of the Third Supplemental Indenture;

(O)	the 2008 Power of Attorney was in full force and effect and had not been amended as of the date of the Second Supplemental Indenture;

(P)	the May 2007 Power of Attorney was in full force and effect and had not been amended as of the date of the Distribution Agreement;

(Q)	the March 2007 Power of Attorney was in full force and effect and had not been amended as of the date of the Base Indenture;

(R)	the Distribution Agreement continues in full force and effect and has not been amended;

(S)	the Excerpt is correct, complete and up-to-date;

(T)	the Base Indenture has not been terminated, rescinded or amended in any way (other than by the Third Supplemental Indenture, the Second Supplemental Indenture, the First Supplemental Indenture dated as of May 6, 2008, and any other supplements thereto relating to note issuances thereunder that do not constitute Notes) and the Indenture continues in full force and effect; and

(U)	immediately after giving effect to the issuance of Notes, the aggregate issuance amount, as measured by the aggregate offering price, of (i) medium-term notes (including the Notes) issued pursuant to the Prospectus Supplement, including any supplement thereto, will not exceed USD 80 billion and (ii) securities (including the Notes) issued pursuant to the U.S. registration statement on Form F-3 of which the Base Prospectus forms a part (File No. 333-238458), will not exceed USD 80 billion, in each case in accordance with the 2020 CFO Approval.

Homburger

III.	Opinion

Based on the foregoing and subject to the qualifications set out below, we are of the opinion that as of the date hereof:

1.	Credit Suisse is a corporation (Aktiengesellschaft) duly incorporated and validly existing under the laws of Switzerland.

2.	Credit Suisse has the necessary corporate power and authority to, acting through the Issuing Branch, issue the Notes.

3.	The Notes have been duly authorized by all necessary corporate action by Credit Suisse.

IV.	Qualifications

The above opinions are subject to the following qualifications:

(a)	The lawyers of our firm are members of the Zurich bar and do not hold themselves out to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only and we express no opinion with respect to the applicability or the effect of the laws of any other jurisdiction to or on the matters covered herein.

(b)	We express no opinion on the legality, validity or enforceability of any of the provisions of any Transaction Agreement or the Notes or the performance of the obligations assumed by Credit Suisse thereunder.

(c)	Further, we express no opinion as to tax matters, regulatory matters or as to any commercial, accounting, calculating, auditing or other non-legal matter.

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We have issued this opinion as of the date hereof and we assume no obligation to advise you of any changes in fact or in law that are made or brought to our attention after the date hereof. This opinion is addressed to you for your benefit, and is not to be relied upon by any other person without our express consent, except that it may be relied upon by initial purchasers of the Notes and by Cleary Gottlieb Steen & Hamilton LLP for purposes of issuing its opinion to you on or about the date hereof with respect to certain matters of the laws of the State of New York and United States federal law pertaining to the Notes.

We hereby consent to the filing of this opinion with the U.S. Securities and Exchange Commission as an exhibit to a report on Form 6-K to be filed by Credit Suisse on or around the date hereof. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended. Save as aforementioned, this opinion may not be transmitted by you to any other person, quoted or referred to in any public document or filed with anyone, in each case, without our express consent.

This opinion is governed by and shall be construed in accordance with the laws of Switzerland. We confirm our understanding that all disputes arising out of or in connection with this opinion shall be subject to the exclusive jurisdiction of the courts of the Canton of Zurich, Switzerland, venue being the City of Zurich.

Sincerely yours,

HOMBURGER AG